Exhibit 99.(i)(1)

Dechert LLP
1775 I Street, NW
Washington, DC 20006

April 30, 2007

E*TRADE Funds

4500 Bohannon Drive

Menlo Park, CA  94025

Re:           E*TRADE Funds
Post-Effective Amendment No. 56 to the
Registration Statement on Form N-1A (“Registration Statement”)
(Registration Nos.:  333-66807, 811-09093)

Dear Madam or Sir:

This opinion is given in connection with the filing by E*TRADE Funds, a Delaware statutory trust (“Trust”), of Post-Effective Amendment No. 56 to the Registration Statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933 (“1933 Act”) and Amendment No. 59 under the Investment Company Act of 1940 (“1940 Act”) relating to an indefinite amount of authorized shares of beneficial interest, at a par value of $0.01 per share, of the E*Trade Delphi Value Fund, E*Trade International Index Fund, E*Trade Kobren Growth Fund, E*Trade Russell 2000 Index Fund, E*Trade S&P 500 Index Fund and E*Trade Technology Index Fund (collectively, the “Funds”). The authorized shares of beneficial interest of each class of shares of the Funds are hereinafter referred to as the “Shares.”  The Funds are each separate series of the Trust.

We have examined the following Trust documents:  Certificate of Trust; Trust Instrument, including Amendments Nos. 1-3; By-Laws, including Amendment Nos. 1-3; Registration Statement filed on November 5, 1998; Pre-Effective Amendment No. 1 to the Registration Statement filed January 6, 1999; Pre-Effective Amendment No. 2 to the Registration Statement filed January 28, 1999; Pre-Effective Amendment No. 3 to the Registration Statement filed February 4, 1999; Post-Effective Amendment No. 1 to the Registration Statement (“PEA”) filed May 17, 1999; PEA No. 2 filed May 24, 1999; PEA No. 3 filed July 26, 1999; PEA No. 4 filed July 29, 1999; PEA No. 5 filed August 11, 1999, PEA No. 6 filed October 7, 1999; PEA No. 7 filed October 8, 1999; PEA No. 8 filed October 18, 1999; PEA No. 9 filed October 20, 1999; PEA No. 10 filed October 20, 1999; PEA No. 11 filed December 20, 1999; PEA No. 12 filed January 14, 2000; PEA No. 13 filed January 21, 2000; PEA No. 14 filed January 26, 2000; PEA No. 15 filed February 3, 2000; PEA No. 16 filed February 3, 2000; PEA No. 17 filed February 16, 2000; PEA No. 18 filed March 27, 2000; PEA No. 19 filed April 28, 2000; PEA No. 20 filed April 28, 2000; PEA No. 21 filed October 12, 2000; PEA No. 22 filed October 12, 2000; PEA No. 23 filed December 5, 2000; PEA No. 24 filed December 5, 2000; PEA No. 25 filed December 15, 2000; PEA No. 26 filed December 21, 2000; PEA No. 27 filed December 22, 2000; PEA No. 28 filed February 28, 2001; PEA No. 29 filed April 27, 2001; PEA No. 30 filed April 27, 2001; PEA

No. 31 filed September 14, 2001; PEA No. 32 filed September 25, 2001; PEA No. 33 filed November 9, 2001; PEA No. 34 filed November 14, 2001; PEA No. 35 filed November 20, 2001; PEA No. 36 filed November 29, 2001; PEA No. 37 filed March 1, 2002; PEA No. 38 filed April 30, 2002; PEA No. 39 filed May 30, 2002; PEA No. 40 filed June 20, 2002; PEA No. 41 filed August 12, 2002; PEA No. 42 filed January 31, 2003; PEA No. 43 filed April 23, 2003; PEA No. 44 filed April 30, 2003; PEA No. 45 filed June 23, 2003; PEA No. 46 filed September 8, 2003; PEA No. 47 filed November 11, 2003; PEA No. 48 filed March 19, 2004, PEA No. 49 filed April 27, 2004, PEA No. 50 filed March 1, 2005, PEA No. 51 filed April 27, 2005, PEA No. 52 filed April 28, 2006, PEA No. 53 filed July 25, 2006, PEA No. 54 filed October 6, 2006, and PEA No. 55 filed November 17, 2006 and pertinent provisions of the laws of the State of Delaware; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

Based on such examination, we are of the opinion that:

1.              E*TRADE Funds is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

2.              The Shares to be offered for sale by E*TRADE Funds, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

This letter expresses our opinion as to the Delaware Statutory Trust Act governing matters such as the due organization of E*TRADE Funds and the authorization and issuance of the Shares, but does not extend to the securities or “Blue Sky” laws of the State of Delaware or to federal securities or other laws.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert LLP under the caption “Legal Counsel” in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act and the rules and regulations thereunder.

Very truly yours,

/S/ Dechert LLP